Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

SECOND QUARTER 2014 FINANCIAL RESULTS, INCLUDING AN INCREASE
IN 6-MONTH NET SALES OF 27% YEAR-OVER-YEAR

NEWS RELEASE

Contact:	Robert Censullo
(973) 386-9696

Thursday, August 14, 2014

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE MKT: WTT) announced today results for the second quarter ended June 30, 2014.

For the quarter ended June 30, 2014, the Company reported net sales of $10,439,000, compared to $8,705,000 for the same period in 2013, an increase of 20%. Net sales in the Network Solutions segment were $7,602,000, compared to $5,954,000 for the same period in 2013, an increase of 28%. Net sales in the Test and Measurement segment were $2,837,000, compared to $2,751,000 for the same period in 2013, an increase of 3%.

The Company also reported net income of $716,000 or $0.03 per diluted share for the second quarter of 2014, compared to net income of $1,058,000, or $0.04 per diluted share, for the second quarter of 2013, a decrease of 32%.

For the six months ended June 30, 2014, the Company reported net sales of $19,624,000, compared to $15,502,000 for the same period in 2013, an increase of 27%. Net sales in the Network Solutions segment were $13,992,000, compared to $9,748,000 for the same period in 2013, an increase of 44%. Net sales in the Test and Measurement segment were $5,633,000, compared to $5,754,000 for the same period in 2013, a decrease of 2%.

The Company also reported net income of $1,156,000 or $0.05 per diluted share for the first six months of 2014, compared to net income of $1,404,000, or $0.06 per diluted share, for the first six months of 2013, a decrease of 18%.

Non-GAAP EBITDA for the quarter ended June 30, 2014 was $1,443,000 compared to $1,016,000 for the quarter ended June 30, 2013, an increase of 42%.

Non-GAAP EBITDA for the six months ended June 30, 2014 was $2,529,000 compared to $1,639,000 for the six months ended June 30, 2013, an increase of 54%.

Our non-GAAP EBITDA results exclude the following non-cash expenses: tax provision (benefit), depreciation and amortization and stock compensation expense, as well as expenses for interest, rental income from a property investment, a one-time gain from the sale of an investment security and certain non-recurring costs. The non-cash portion of the 2013 tax benefit was primarily due to a decrease in the Company’s deferred tax asset valuation allowance. The non-cash portion of the 2014 tax provision relates to the reduction of the Company’s deferred tax asset based on estimated Federal taxable income and estimated utilization of net operating losses thereon. A reconciliation of Net Income to non-GAAP EBITDA results is included as an attachment to this press release.

Paul Genova, CEO of Wireless Telecom Group, Inc. commented, “We continue to experience strong order flow in our Network Solutions segment and are encouraged by our Test and Measurement customers’ recent order flow in our new USB peak power meter. We remain committed to our ongoing investment in products for the DAS and LTE marketplace which we believe will benefit the Company through increased revenue, earnings and improved cash flow.”

Genova continued, “In April, we repurchased 4.8M shares from our largest shareholder for $2.00 per share. We believe the stock repurchase represents an attractive use of our capital and reflects our commitment to the enhancement of long-term shareholder value.”

Genova continued, “We look forward to continued improvement in our operating activities and cash flows as we execute our strategic plan and pursue opportunities that will increase shareholder value.”

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. A reconciliation of our non-GAAP measures is included in an attachment to this press release.

Forward-Looking Statements

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Specifically, no assurances can be made with respect to the Company’s ability to: continue to experience strong order flow and grow profitability in its Network Solutions business segment, including through investment in products for the DAS and LTE marketplace and to benefit the Company through increased revenue, earnings and improved cash flow; experience encouraging order flow and improve revenue growth in its Test and Measurement segment as a result of the release of its new Boonton USB Peak Power Meter product; increase revenue and earnings; improve cash flow; and make ongoing improvements in its operations and cash flow and to execute on the Company’s strategic plan and pursue opportunities that will increase value to the Company’s shareholders. Further information regarding risks and uncertainties that could affect the Company’s results are identified in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.

About Wireless Telecom Group, Inc.

Wireless Telecom Group designs and manufactures radio frequency (RF) and microwave-based products for wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance components and instruments includes RF combiners and broadband combiner boxes for in-building distributed antenna systems deployments (DAS), RF power splitters and diplexers, hybrid couplers, peak power meters, signal analyzers, noise modules, precision noise and generators. The Company serves both commercial and government markets with workflow-oriented, WiFi, WiMAX, satellite, cable, radar, avionics, medical, and computing applications. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

See following Selected Financial Results

Wireless Telecom GroupINC.

25 Eastmans Road Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 386-9191

SELECTED FINANCIAL RESULTS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,

	2014	2013	2014	2013
Statement of Operations Data:
Net sales	$10,439	$8,705	$19,624	$15,502

Gross profit	4,930	4,080	9,196	7,401

Operating expenses
Research and development	918	627	1,679	1,239
Sales and marketing	1,432	1,319	2,699	2,341
General and administrative	1,312	1,417	2,747	2,859
Total operating expenses	3,662	3,363	7,125	6,439

Operating income	1,268	717	2,071	962

Other expense (income)	7	(201)	38	(215)

Income before income taxes	1,261	918	2,033	1,177

Net income	$716	$1,058	$1,156	$1,404

Net income per common share:
Basic	$0.04	$0.04	$0.05	$0.06
Diluted	$0.03	$0.04	$0.05	$0.06

Weighted average shares outstanding:
Basic	19,731	23,853	21,870	23,863
Diluted	20,840	24,433	23,133	24,358

	Three months ended		Six months ended
	June 30,		June 30,

	2014	2013	2014	2013
Reconciliation of GAAP Net Income
to Non-GAAP EBITDA:
GAAP net income	$716	$1,058	$1,156	$1,404
Tax provision (benefit)	545	(140)	877	(227)
Depreciation	118	87	237	168
Stock compensation expense	23	72	81	163
Interest	-	49	-	98
Rental income	-	(96)	-	(193)
Realized gain on sale of non-
marketable securities	-	(162)	-	(162)
Non-recurring costs (1)	41	148	178	388
Non-GAAP EBITDA	$1,443	$1,016	$2,529	$1,639

(1) Includes professional fees related to our strategic business review

	June 30,	December 31,
	2014 (UNAUDITED)	2013

Balance Sheet Data:
Cash & cash equivalents	$7,376	$16,599

Working capital	$22,151	$29,205

Total assets	$35,740	$43,437

Total liabilities	$3,766	$3,163

Shareholders’ equity	$31,974	$40,274